Exhibit 10.4
Exhibit A
CYTRX CORPORATION
NON-EMPLOYEE DIRECTOR COMPENSATION
Effective July 18, 2006

BOARD OF DIRECTORS FEES
Quarterly Retainer	$2,500.00
Meetings (Attended in person)	$2,000.00
Meetings (Attended telephonically)	$750.00
Quarterly Retainer – Chairman	$6,000.00
COMMITTEE CHAIR FEES
Audit Committee	$2,000.00
Compensation Committee	$1,500.00
Nomination & Governance Committee	$1,500.00
Quarterly Retainer–Audit Committee Chairman	$5,000.00
COMMITTEE MEMBER FEES
Audit Committee	$1,000.00
Compensation Committee	$1,000.00
Nomination & Governance Committee	$1,000.00
CHAIR FEES ARE FOR IN-PERSON OR TELEPHONIC ATTENDANCE
UNANIMOUS WRITTEN CONSENT FEE
Each Consent (Board or Committee)	$750.00